UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2007

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I-TRAX, INC.
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(Exact name of registrant as specified in its charter)

Delaware ------------------------	001-31584 ------------------------	23-3057155 ------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Hillman Drive, Suite 130 Chadds Ford, Pennsylvania ------------------------------------------------	19317 ------------------------------------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 459-2405

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

I-trax, Inc. announced today that David R. Bock, its Executive Vice President and Chief Financial Officer, will step down from his position in the third quarter of 2007. I-trax has initiated a search for Mr. Bock’s successor. I-trax and Mr. Bock expect that Mr. Bock will remain through any transition period and thereafter will be available to assist the company in the areas of strategy, financings, mergers and acquisitions and organizational development as Strategy Advisor to the Chief Executive Officer.

Also today, I-trax and Mr. Bock amended and restated Mr. Bock’s Employment Agreement (“Amended Employment Agreement”). Under the terms of the Amended Employment Agreement:

•	Mr. Bock will continue to serve as the Chief Financial Officer of I-trax until I-trax identifies a replacement Chief Financial Officer.

•	After I-trax employs a new Chief Financial Officer, Mr. Bock will continue to serve I-trax as Strategy Advisor to R. Dixon Thayer, the Chief Executive Officer of I-trax.

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After the later of August 31, 2007 and the date on which I-trax employs a new Chief Financial Officer, either I-trax or Mr. Bock may terminate the Amended Employment Agreement on notice of 30 days. Following such termination, I-trax will pay Mr. Bock severance of $125,000.

I-trax’s disclosure in Item 5.02 below is incorporated in this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

I-trax, Inc. announced today that David R. Bock, its Executive Vice President and Chief Financial Officer, will step down from his position in the third quarter of 2007. I-trax has initiated a search for Mr. Bock’s successor. I-trax and Mr. Bock expect that Mr. Bock will remain through any transition period and thereafter will be available to assist the company in the areas of strategy, financings, mergers and acquisitions and organizational development as Strategy Advisor to the Chief Executive Officer.

Mr. Bock joined I-trax as a director in 2000, a position he held until August 2004 when he assumed the duties of Chief Financial Officer. Mr. Bock joined I-trax shortly following its acquisition of CHD Meridian Healthcare and contributed significantly to the merged companies’ growth.

Frank A. Martin, Chairman of I-trax, stated: “We are very grateful to David for his outstanding contributions as our Chief Financial Officer. He has served our company first as a very capable director and then as an exceptionally broad-gauge chief financial officer. David helped us successfully integrate the two companies after the merger, dealing very effectively with the challenges that such transactions often present. David has attracted to our company a very talented accounting and finance team, established solid financial management and given us a platform for growth. We look forward to his continued involvement with the company.”

“I have had the privilege of working with I-trax from an early start-up to a leading provider of health and productivity services,” said Mr. Bock. “I accepted the position as Chief Financial Officer of I-trax during a challenging time after the merger with CHD Meridian Healthcare and am extremely grateful to have been part of a highly effective management team. The company has great prospects and I look forward to continuing to assist on key strategic initiatives.”

I-trax’s disclosure in Item 1.01 above is incorporated in this Item 5.02 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-TRAX, INC.

Date: May 14, 2007	By:	/s/ R. Dixon Thayer
Name: R. Dixon Thayer
Title: Chief Executive Officer